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                                                               Exhibit (m)(2)(e)



                                  SCHEDULE A-8

                         EATON VANCE MUTUAL FUNDS TRUST
                              CLASS A SERVICE PLAN
                           EFFECTIVE: AUGUST 14, 2000

                         NAME OF FUND ADOPTING THIS PLAN

                         Eaton Vance Floating-Rate Fund